UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2025

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 9.01	Financial Statements and Exhibits.

(a) Financial statement of business acquired

The audited consolidated balance sheets of CompuSystems, Inc., a Texas corporation (“CSI”) as of December 31, 2023 and 2022, the related audited consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows of CSI for the years ended December 31, 2023 and 2022, the notes related thereto and the Independent Auditor’s Report, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The unaudited balance sheet of CSI as of September 30, 2024, and statements of operations and stockholders’ equity and cash flows for the nine months ended September 30, 2024 and 2023, and the notes related thereto are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(b) Pro forma financial information

The unaudited pro forma combined condensed consolidated balance sheet of WiSA Technologies, Inc. as of September 30, 2024, and statements of operations for the nine months ended September 30, 2024, and year ended December 31, 2023, and the notes related thereto are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of BG Advisors CPA, LTD.
99.1	Audited consolidated financial statements of CompuSystems, Inc. as of and for the years ended December 31, 2023 and 2022.
99.2	Interim balance sheet of CSI as of and for the nine months ended September 30, 2024 and 2023.
99.3	Unaudited pro forma condensed consolidated balance sheet of WiSA Technologies, Inc. as of September 30, 2024 and statements of operations for the nine months ended September 30, 2024 and year ended December 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2025	WISA TECHNOLOGIES, INC.

	By:	/s/ Nathanial Bradley
		Name:	Nathanial Bradley
		Title:	Chief Executive Officer